UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 9, 2012

Date of earliest event reported: May 8, 2012

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square

Docklands

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

+353 1 897 2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	Warner Chilcott Public Limited Company’s (the “Company”) 2012 annual general meeting of shareholders (the “Annual Meeting”) was held on May 8, 2012.

(b)	At the Company’s Annual Meeting, the shareholders of the Company (i) elected each of the Company’s nominees for director listed below, (ii) approved the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2012 and authorized the board of directors to determine the auditors’ remuneration and (iii) approved, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined in the Company’s 2012 proxy statement).

The final results of voting on each of the items submitted to a vote of shareholders during the Company’s Annual Meeting are as follows:

		For	Against	Abstentions	Broker Non-Votes

1.	Election of Class III Directors:
	James H. Bloem	188,455,330	2,631,679	132,985	12,556,924
	Roger M. Boissonneault	190,314,298	778,931	126,765	12,556,924
	John A. King, P.h.D.	189,231,879	1,860,761	127,354	12,556,924
	Patrick J. O’Sullivan	188,675,786	2,410,768	133,440	12,556,924

2.	Approval of the appointment of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company for the fiscal year ending December 31, 2012 and authorization of the board of directors to determine the auditors’ remuneration	198,688,094	5,061,320	27,504	0

3.	Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers	168,217,374	22,946,030	56,590	12,556,924

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: May 9, 2012